February 19, 1999
Page 1


                                                                  CONFORMED COPY


February 19, 1999


To the Funds and Portfolios Listed on the Signature
 Pages hereto

Ladies and Gentlemen:

         You and we are parties to that certain Credit Agreement dated as of February 20, 1998 (the "Credit Agreement"). Terms used herein shall, unless otherwise defined herein or the context otherwise requires, have the meanings assigned to such terms in the Credit Agreement as amended hereby.

         We are in the process of reviewing the financial and other information provided to us, in connection with a request to amend the Credit Agreement to add certain new funds and portfolios as parties thereto, extend the Termination Date of the Credit Agreement for an additional 364 days, increase the Commitment Amount from $150,000,000 to $200,000,000 and effect certain other changes to the Credit Agreement. In order to facilitate our completion of this review, you and we have agreed that, effective as of the date of this letter agreement, the definition of the term Termination Date set forth in the Credit Agreement shall be amended to delete the reference to February 19, 1999 and replace such reference with a reference to March 19, 1999. The agreement of the Banks and the Agent to make such amendment is conditioned on your execution of seven counterparts of this letter agreement and delivery of such counterparts to the Agent and the conditions set forth below.

         In addition to the foregoing condition, the effectiveness of this letter agreement shall be subject to the conditions that (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date upon which each of the Funds and Portfolios listed on the signature pages hereto shall be deemed to have executed this letter agreement and such execution shall be deemed to be a certification by each such Person to that effect and to the effect that each representation and warranty of such Person set forth in
Section 6 of the Credit Agreement, as amended hereby, is true and correct as of the date hereof as though made on and as of such date and (ii) each of the Funds and Portfolios listed on the signature pages hereto shall have furnished the

February 19, 1999
Page 2

Agent and the Banks such further documents as may be reasonably requested by the Agent and/or the Banks through the Agent.

         The Credit Agreement as amended hereby shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Credit Agreement in any other agreement or document shall hereafter be deemed to refer to the Credit Agreement as amended hereby. In addition, each reference in the Credit Agreement to the terms "this Agreement," "hereunder," "hereof" or terms or words of similar import shall hereafter mean the Credit Agreement as amended hereby.

         Please indicate your acceptance of the foregoing terms and conditions by signing the enclosed copy of this letter where indicated below and returning it to the Agent.

Very truly yours,

BANK OF AMERICA NATIONAL
 TRUST AND SAVINGS ASSOCIATION, as Agent


By: John Hayes
Title: Vice President


BANK OF AMERICA NATIONAL
 TRUST AND SAVINGS ASSOCIATION, as a Bank


By: John Hayes /s/
Title: Vice President


FIRST UNION NATIONAL BANK


By: Austin M. Rogers
Title: Executive Vice President

STATE STREET BANK AND TRUST COMPANY

By: Anne Marie Gualtieri /s/
Title: Anne Marie Gualtieri

February 19, 1999
Page 3

         Vice President
Accepted and agreed to
as of February 19, 1999:

LEGG MASON VALUE TRUST, INC.


By: Marie K. Karpinski /s/
Title: Vice President & Treasurer


LEGG MASON TOTAL RETURN TRUST, INC.


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON SPECIAL INVESTMENT
 TRUST, INC.


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer

February 19, 1999
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LEGG MASON INVESTORS TRUST, INC.,
 ON BEHALF OF LEGG MASON AMERICAN
 LEADING COMPANIES TRUST


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON INVESTORS TRUST, INC.,
 ON BEHALF OF LEGG MASON BALANCED
 TRUST


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON GLOBAL TRUST, INC., ON
 BEHALF OF LEGG MASON GLOBAL
 GOVERNMENT TRUST


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON GLOBAL TRUST, INC., ON
 BEHALF OF LEGG MASON INTERNATIONAL
 EQUITY TRUST


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON GLOBAL TRUST, INC., ON
 BEHALF OF LEGG MASON EMERGING MARKETS
 TRUST


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer

February 19, 1999
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LEGG MASON TAX-FREE INCOME FUND,
 ON BEHALF OF LEGG MASON MARYLAND
 TAX-FREE INCOME TRUST


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON TAX-FREE INCOME FUND,
 ON BEHALF OF LEGG MASON PENNSYLVANIA
 TAX-FREE INCOME TRUST


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON TAX-FREE INCOME FUND,
 ON BEHALF OF LEGG MASON TAX-FREE
 INTERMEDIATE-TERM INCOME TRUST


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON INCOME TRUST, INC., ON
 BEHALF OF LEGG MASON U.S.
 GOVERNMENT INTERMEDIATE-TERM PORTFOLIO


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer

February 19, 1999
Page 6


LEGG MASON INCOME TRUST, INC., ON
 BEHALF OF LEGG MASON INVESTMENT
 GRADE INCOME PORTFOLIO


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


LEGG MASON INCOME TRUST, INC., ON
 BEHALF OF LEGG MASON HIGH YIELD
 PORTFOLIO


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer

BARTLETT CAPITAL TRUST, ON
 BEHALF OF BARTLETT VALUE INTERNATIONAL FUND


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer


BARTLETT CAPITAL TRUST, ON
BEHALF OF BARTLETT EUROPE FUND


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer

BARTLETT CAPITAL TRUST, ON
 BEHALF OF BARTLETT BASIC VALUE FUND


By: Marie K. Karpinski /s/
Title:  Vice President & Treasurer